                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                   Form 8-K



                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                 July 2, 1997
                Date of Report (Date of earliest event reported)


                             WEDGESTONE FINANCIAL
            (Exact name of registrant as specified in its charter)

     MASSACHUSETTS                    1-8984                  04-26950000
 (State or other juris-       (Commission File Number)       (IRS Employer
diction of incorporation)                                  Identification No.)


                          5200 N. Irwindale Avenue
                                 Suite 168
                        Irwindale, California 91706
                  (Address of principial executive offices)

                              (818) 338-3555
            (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

     On July 2, 1997, the Company announced that Jeffrey S. Goldstein, the Company's President had resigned to pursue other opportunities. The Company further announced the promotion of David L. Sharp and Eric H. Lee as the Company's Chief Executive Officer and Chief Financial Officer, respectively.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1  Filed herewith is the Company's press release dated July 2, 1997.




















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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          WEDGESTONE FINANCIAL
                                          (Registrant)



Dated: July 2, 1997                    By /s/ David L. Sharp
                                          ----------------------------------
                                              David L. Sharp
                                              Chief Executive Officer
                                              (Principal Executive Officer)

     The name "Wedgestone Financial" (formerly Wedgestone Realty Investors Trust) is the designation of the Trustees under a Declaration of Trust dated March 12, 1980, as amended, and in accordance with such Declaration of Trust, notice is hereby given that all persons dealing with Wedgestone Financial by so acting acknowledge and agree that such persons must look solely to the Trust property for the enforcement of any claims against Wedgestone Financial and that neither Trustees, officers, employees, agents nor shareholders assume any personal liability for claims against the Trust or obligations entered into on behalf of Wedgestone Financial, and that the respective properties shall not be subject to claims of any other person in respect of any such liability.





















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